Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated June 2, 2003 relating to the financial statements of Variagenics, Inc., which is incorporated by reference to the Current Report on Form 8-K/A of Nuvelo, Inc. filed with the Securities and Exchange Commission on July 3, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 1, 2004